Exhibit 99.2

Strategic Merger of Windstream and EarthLink Third Quarter 2016 Earnings Update November 7, 2016

Safe Harbor Statement Windstream Holdings, Inc. and EarthLink Holdings Corp. claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, 2016 guidance for revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding adjusted free cash flow, cash interest and cash taxes; expectations regarding revenue trends and improving margins in the business segments; network cost optimization; stability and growth in adjusted OIBDAR; for Windstream, the anticipated benefits of Project Excel, of network investments pursuant to the Connect America Fund, and of enhanced services available to customers; the ability to improve its debt profile and reduce interest costs; statements about the benefits of the proposed merger with EarthLink, including future financial and operating results, future revenue, projected synergies in operating and capital expenditures, the expected availability of net operating loss carryforwards to reduce future cash tax expenses, net leverage, adjusted OIBDA/OIBDAR, and adjusted free cash flow; Windstream and EarthLink’s expected dividend policy between the announcement of the transaction and proposed completion of the merger, and the dividend policy for the proposed combined company after the merger; the expected timing of completion of the transaction that is contingent upon stockholder approval of both companies and certain regulatory approvals, along with plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s and EarthLink’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Windstream’s and EarthLink’s respective filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Windstream and EarthLink stockholder approvals; the ability to satisfy the conditions to consummation of the merger, including obtaining governmental and regulatory approvals required for the merger; the risk that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger or materially impact the financial benefits of the merger; timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the anticipated future cash requirements of the proposed combined company; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; dividend policy changes for the proposed combined company; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Windstream nor EarthLink undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information And Where To Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Windstream and EarthLink, Windstream will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Windstream and EarthLink that also constitutes a prospectus of Windstream. Windstream and EarthLink will mail the joint proxy statement/prospectus to their respective shareholders. Windstream and EarthLink urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Windstream’s website (www.windstream.com/investors). You may also obtain these documents, free of charge, from EarthLink’s website (www.ir.earthlink.net) on the Investors page. Participants In The Merger Solicitation Windstream, EarthLink and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Windstream and EarthLink shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Windstream’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016. You can find information about EarthLink’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2016. Additional information about Windstream’s executive officers and directors and EarthLink’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from the companies using the website information above. Regulation G Disclaimer This presentation includes certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are available on our website at www.windstream.com/investors. 2

Participants Tony Thomas, CEO Windstream Joe Eazor, CEO EarthLink Bob Gunderman, CFO Windstream Louis Alterman, CFO EarthLink 3

Compelling Strategic & Financial Rationale

Advances Operational Strategy	▪ Improves competitiveness and ability to serve customers through increased scale and an enhanced product portfolio ▪ Ability to leverage complementary strategy across a broader platform
Expands Network in Key Areas	▪ EarthLink has robust fiber network with 29K route miles, 16K of which expands Windstream's footprint ▪ Strategically located and unique fiber routes synergistic with Windstream network
Creates Significant Synergies	▪ Significant and achievable annual synergies of more than $125M ▪ Equates to an NPV value of synergies of ~$900M, or ~$4.70 per Windstream share(1) and ~$3.85 per EarthLink share, plus tax benefits with an estimated NPV of ~$95M at closing
Improves Balance Sheet	▪ Reduces leverage, improves credit profile and provides more financial flexibility – ~0.3x deleveraging initially to Windstream; ~0.5x deleveraging including run-rate synergies
Free Cash Flow Accretive	▪ Significant adjusted FCF accretion supports continued network investment, debt reduction and provides greater coverage of the dividend

(1) NPV of synergies assumes integration cost to achieve synergies of $125M; assumes a discount rate of 8.5% and a tax rate of 37%. Per share calculation assumes WIN PF ownership of 51% and 97M shares outstanding, and ELNK pro forma ownership of 49% and existing shares outstanding of 114M

windstream | EarthLink

4

Transaction Overview

Summary and Terms

Structure/Ownership	▪ All-stock merger; EarthLink shareholders to receive 0.818 shares of WIN for each ELNK share owned ▪ Windstream shareholders: ~51%, EarthLink shareholders: ~49%
Transaction Value[(1)]	▪ ~$1.1B
Financing Structure	▪ Windstream to issue equity to EarthLink shareholders of ~$673M[(1)] ▪ Windstream to refinance EarthLink gross debt of $436M
Synergies & Tax Benefits	▪ Expect annualized run-rate synergies of more than $125M within 3 years ▪ EarthLink's NOLs have an estimated NPV of $95M at closing
Dividend Practice	▪ Maintain Windstream annual dividend of $0.60 / share
Board of Directors	▪ 3 existing EarthLink board members to be appointed to Windstream board
Management	▪ Tony Thomas, CEO; Bob Gunderman, CFO ▪ Expect key EarthLink management members to join the combined company
Key Closing Conditions	▪ FCC, HSR, applicable state-level regulatory approvals, Windstream and EarthLink shareholder approvals
Anticipated Closing	▪ First half 2017

(1) Based on the closing stock price on November 4, 2016

windstream | EarthLink
5

Strong Operational Fit

Providing advanced network connectivity to businesses, wholesale providers and consumers windstream

Revenue Breakdown



Consumer and SMB ILEC 29%
Wholesa 12%
SMB CLEC 9%
Other 12%
Enterprise & Mid-Market 38%

- Annual revenue[(1)] - $5.5B
- 1.6M+ customer relationships
- 129,000 route miles of fiber
- >12k employees

EarthLink

Revenue Breakdown



Small Business 24%
Consumer 21%
Carrier / Transport 14%
Enterprise & Mid-Market 41%

- Annual revenue[(1)] - $990M
- 700K+ customer relationships
- 29,000 route miles of fiber
- ~1,900 employees

Business Units are Closely Aligned

Enterprise

Broad range of data, voice, and managed network services to multi-site businesses including retailers, healthcare providers, financial & professional service firms, etc.

Wholesale / Carrier

Facilities-based transport services for other wholesale providers, including telcos, wireless carriers, ISPs, content providers, resellers, and cable companies

Small Business (SMB)

Internet, voice, cloud, security, and bundled value-added services, all designed to meet the communications needs of small and rapidly growing businesses

Consumer

Windstream: ILEC provider servicing 1.4M households with voice, Internet and video services

EarthLink: Provides nationwide Internet access and related value added services to 671K customers

(1) Based on LTM 9/30/2016

windstream | EarthLink

6

Merging Parallel Paths

Both Windstream and EarthLink have undergone recent transformations. This merger is a logical next step in an ongoing journey that builds on these accomplishments and accelerates progress.

windstream.

Accomplishments

- Implemented business unit structure with clear, focused operational strategies
- Executed a network first strategy
- Significantly advanced our network capabilities
- Completed key strategic transactions that enabled debt reduction of ~$4 billion
- Continued to optimize our balance sheet by reducing debt and lowering interest cost

+

EarthLink®

Accomplishments

- Established focused, market-based strategy for each customer segment
- Aligned organization into business units to execute strategy
- Drove improving operating performance resulting in 400 bps increase to Adjusted EBITDA margin[1] and significantly increased cash flow
- Reduced total debt and interest expense. Reduced leverage from 3.2x to 2.0x between Q1 2014 and Q3 2016

Both Companies Are In A Strong Position To Execute On The Transaction

(1) Adjusted EBITDA margin is non-GAAP number. See appendix for additional information on non-GAAP measures.

windstream. | EarthLink®

7

Complementary Network Assets Key Highlights Combined network with 145,000 metro and intercity route miles of fiber Adds strategic routes in the southeast & the northeast that can be leveraged across the nationwide footprint Extensive national footprint improves the cost structure and provides new sales opportunities Combined expanded National IP network multiplies SD-WAN availability 8 Nationwide Network With Deep Fiber Footprint Note: Includes Windstream’s announced fixed wireless and Western fiber expansion

Synergies Create Meaningful Value

Unlocks more than $125M of Annual Synergies

Synergy Type	Value	Description
Network access	$50M annually	Optimize access costs, leverage greater scale, realize more on-net opportunities
SG&A optimization	$60M annually	Reduce combined public company costs; leverage best practices across companies to drive efficiency
Capex	$15M annually	Eliminate redundant network and IT spend
Total Synergies	**$125M+ annually**	**Expected timing: $50M year 1, $50M year 2 and $25M year 3**
CLEC SMB	upside	Leverage infrastructure and increased scale to improve sales and reduce churn
Transport Network	upside	Expand transport opportunities using key strategic routes

The NPV Synergies Is ~ $900M(1) Or ~65% Of The Combined Company's Market Cap

(1) NPV of synergies assumes cost to achieve synergies of $125M; assumes a discount rate of 8.5% and a tax rate of 37%.

windstream | EarthLink

9

Windstream & EarthLink Notes: Adjusted OIBDAR, Adjusted OIBDAR Margin, Adjusted OIBDA and Adjusted Free Cash Flow are Non-GAAP measures. See appendix for additional information on non-GAAP measures. (1) Includes expected $110M in operating synergies impacting EBITDA (2) WIN adjusted OIBDA reflects the CS&L annual lease payment of $654M (3) Assumes $125M in total opex and capex synergies; excludes tax effects due to NOL balances (4) Assumes pro forma dividend of $.60 per share and shares outstanding for the combined company of 190M (5) Excludes transaction fees, includes capital leases 10 Pro Forma Company at a Glance A Powerful Combination Presented on an LTM 9/30/16 basis; dollars in millions + Transaction Impact = Combined Total Revenue $5,477 $990 $6,467 Adjusted OIBDAR(1) $1,935 $223 $110 $2,268 Adjusted OIBDAR Margin(1) 35.3% 22.5% 35.1% Adjusted OIBDA (1)(2) $1,283 $223 $110 $1,616 Adjusted Free Cash Flow(3) $64 $97 $125 $286 Dividend ($.60 / share)(4) $59 $22 $33 $114 Net Debt at 9/30/16(5) $4,840 $384 $5,224 Net Leverage 3.77x 1.72x 3.23x

Combination Benefits All Stakeholders 11 Strengthens Operating Position Similar operating structure and goals provide opportunities to drive continued advancement across the platform Complementary Network & Increased Scale Expands fiber network with strategic routes to increase wholesale transport opportunities and bring more traffic on-net Creates $900m In Value From Synergies Transaction expected to produce at least $125M in annual operating synergies with NPV of $900M(1) In addition, tax assets with NPV of ~$95M Enhances Balance Sheet And FCF Profile Reduces leverage Enhanced FCF to support investments, debt reductions and the dividend A Compelling Strategic Combination Investors Diversified business well positioned for growth, profitability and leadership Customers National access footprint supporting enhanced product and service innovation across wider range of industry verticals Employees Financially stronger company with a broader range of career opportunities (1) NPV of synergies assumes integration cost to achieve synergies of $125M; assumes a discount rate of 8.5% and a tax rate of 37%.

12 Windstream 3Q16 Results Bob Gunderman, Windstream CFO

Executing Focused Operational Strategy Allocating Capital & Returning Value Optimizing the Balance Sheet This year we have expanded our local metro-fiber footprint in key competitive markets including Atlanta, Charlotte, Nashville, Richmond, Minneapolis, Chicago, Philadelphia and Cleveland Through the open market debt repurchases completed in 3Q16, Windstream reduced debt by $15 million by repurchasing $166M in unsecured bonds funded with $151M of revolver borrowings Third Quarter 2016 Achievements 13 Advanced network initiatives to support operational strategy Project Excel Fiber transport Western US expansion Local metro-fiber expansion(1) Fixed wireless to 40 markets Returned value through shareholder dividend Improved the debt maturity profile with redemption of 2017 notes Refinanced term loan to reduce interest Lowered debt by $15M through open market debt repurchases in the third quarter (2) Continued expansion of Enterprise contribution margin Generated $83M, or 16.3% Up $20M, or 31%, vs. 3Q15 Grew Consumer service revenue by $1M sequentially

Adjusted Service Revenue Adjusted OIBDAR (1) ($ in millions) 35.5% 34.7% 34.6% (1) Adjusted OIBDA prior to lease payment to CS&L (2) Normalized to exclude the impact from the CAF-2 out of period revenue of $49M received in the third quarter of 2015 Note: Adjusted revenue and OIBDAR adjust operating results under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration, restructuring, stock based compensation and non-cash pension costs ($ in millions) Third Quarter 2016 Results 14 CAF-2 out of period revenue received in 3Q15 ($49M) $1,420 $541 34.7% 35.5% 34.6% Key Highlights Adjusted service revenue down 4% on a normalized basis (2) Adjusted OIBDAR margins of 34.6% Higher seasonal 3Q expenses in cost of services Partially offset by cost reductions of $47M, or 5% Y/Y (2)

Third Quarter 2016 Results

$ in millions

Financial Overview (1)	2015		2016		
	Q3	Q4	Q1	Q2	Q3
Revenue					
Consumer & SMB ILEC	$401	$397	$397	$395	$395
Wholesale	169	171	163	160	155
Enterprise	496	497	491	491	495
SMB CLEC	139	132	129	125	119
Segment Service Revenue	**$1,205**	**$1,197**	**$1,180**	**$1,172**	**$1,164**
Product Sales	32	30	22	18	17
Total Segment Revenue	**$1,237**	**$1,227**	**$1,202**	**$1,190**	**$1,181**
Regulatory and Other Total Revenue	231	172	171	170	164
Total Revenue	**$1,467**	**$1,398**	**$1,373**	**$1,360**	**$1,345**
Contribution Margin					
Consumer & SMB ILEC	$224	$230	$228	$225	$212
Wholesale	124	124	118	115	111
Enterprise	63	78	71	80	83
SMB CLEC	46	41	41	41	37
Segment Contribution Margin	**$457**	**$473**	**$458**	**$461**	**$443**
Regulatory & Other Contribution Margin	83	30	28	21	21
Pro Forma Adjusted OBIDAR	**$541**	**$503**	**$485**	**$482**	**$465**
Margin %	*36.8%*	*36.0%*	*35.3%*	*35.5%*	*34.6%*
Segment Contribution Margin %					
Consumer & SMB ILEC	55.7%	57.7%	57.4%	57.0%	53.6%
Wholesale	73.4%	72.8%	72.1%	71.7%	71.5%
Enterprise	12.0%	14.8%	13.7%	15.7%	16.3%
SMB CLEC	33.3%	31.4%	32.1%	32.9%	31.4%

- Enterprise service revenue up $4M sequentially
- Enterprise contribution margin up $20M Y/Y
- Consumer service revenue grew $1M sequentially
- Wholesale legacy declines partially offset by growth products such as Ethernet, WAVE sales and sales to new customer verticals
- Regulatory trends impacted by $49M out-of-period recognition of CAF-2 revenue in 3Q15

(1) Revenue and adjusted OIBDAR adjust operating results under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration, restructuring, stock based compensation and non-cash pension costs windstream.

15

Debt maturity profile as of September 30, 2016; Dollars in millions Optimizing The Balance Sheet 16 Debt Maturity Profile(1) Attractive debt maturity profile, with no near-term maturities Refinanced existing term loan, improving interest rate by 100 bps and adding on incremental $150M in borrowings Redeemed remaining 2017 notes funded by revolver borrowings and term loan add-on $700 $809 $441 $929 $100 $625 $574 $747 Sr. Notes Revolver Sr. Loans

2016 Adjusted Capex excludes expenditures related to Project Excel, a $250M capital program funded by using a portion of the $575M proceeds from the sale of the data center business completed on December 18, 2015 2016 Financial Guidance Adj. Service Revenue $5,275 - $5,425M Adj. OIBDAR $1,900 – 1,950M Adjusted Capex (1) $800 - $850M ($ in millions) 2016 Guidance Affirmed 17

18 EarthLink 3Q16 Results Louis Alterman, EarthLink CFO

Business Unit Operations Update

	Consumer	Small Business	Carrier/Transport	Enterprise & Mid-Market
Operating Strategy	Manage For Cash, Protect Revenue.		Leverage Fiber Routes. Invest to Drive Growth.	Invest in Service Capabilities. Revamp Go-to-Market Motion to Drive Growth.
Q3 '16 Results	Churn remains at record low of 1.6% Demand for new HyperLink service increasing with expanded distribution	Bookings up 21 % over last year Improving operating metrics (sales productivity, customer retention, service intervals)	Returned to revenue growth in Q3 '2016 Launched wholesale Nationwide Internet offering Continuing to add new logos to customer base.	Closed multiple SD-WAN sales; Interest in SD-WAN has exceeded expectations; Pipeline is strong and growing Signed agreement with TGI Friday's to provide SD-WAN with Concierge service to more than 400 restaurant locations

EarthLink®
19

Q3 2016 Business Unit Revenue & Gross Margin

Quarterly BU Revenue & Gross Margin – Last Five Quarters as of Q3 2016

$ Millions	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Revenue					
Enterprise & Mid-Market	$110.1	$106.2	$104.7	$97.6	$98.0
Small Business	72.9	66.5	62.1	57.3	53.7
Carrier/Transport	34.2	34.3	36.1	35.1	35.6
Consumer	53.8	53.3	51.4	50.4	47.9
Total Revenues	**$270.9**	**$260.2**	**$254.3**	**$240.4**	**$235.1**
Gross Margin					
Enterprise & Mid-Market	$55.5	$51.8	$53.1	$47.1	$46.7
Small Business	38.8	33.6	32.4	30.1	27.7
Carrier/Transport	19.4	18.4	20.6	19.8	19.2
Consumer	34.9	34.6	32.9	32.5	32.0
Total Gross Margin	**$148.5**	**$138.1**	**$139.0**	**$129.5**	**$125.6**
Gross Margin (%)					
Enterprise & Mid-Market	50.4%	48.8%	50.7%	48.3%	47.6%
Small Business	53.2%	50.5%	52.2%	52.4%	51.6%
Carrier/Transport	56.7%	53.9%	57.1%	56.5%	53.9%
Consumer	64.9%	64.9%	64.0%	64.4%	66.9%
Total Gross Margin (%)	**54.8%**	**53.1%**	**54.7%**	**53.9%**	**53.4%**

Narrowest sequential revenue decline in more than a year

- $5.2M decline in Q3 vs. $13.9M in Q2
- Ent/MM revenue increased quarterly, in part due to $2.3M in revenue from Boston Retail Partners
- Small Business had smallest sequential decline since Q3 '15
- Carrier/Transport revenue increased in Q3 '16 after sequential decline in prior quarter
- Consumer subscriber sale accounts for $1.0M of sequential revenue decline

Q2 '16 and Q3 '16 impact of settlements was less than in previous periods
(details in footnote below)

NOTES:

- For Q3 and Q4 '15, and Q1, Q2, and Q3 '16, Enterprise & Mid-Market Revenue includes settlements and one-time items of $0.6M, $0.2M, $2.2M, $0.2M, and $0.1M.
- For Q3 and Q4 '15, and Q1, Q2, and Q3 '16, Small Business revenue includes settlements of $0.4M, $0.5M, $0.3M, $0.2M, and $0.1M.
- For Q3 and Q4 '15, and Q1, Q2, and Q3 '16, Carrier/Transport Revenue includes settlements and adjustments of $0.3M, $0.2M, $0.6M, $0.3M, and $0.2M.
- Consumer Revenue includes a revenue adjustment $0.1M in Q3 '15M.
- For Q3 and Q4 '15, and Q1 and Q2 '16 Cost of Revenue for the business segments includes favorable adjustments and settlements of $4.1M, $2.2M, $3.9M, and $3.7M. For Q3 '16 Cost of Revenue for the business segments includes an unfavorable adjustment of $0.5M.
- Consumer Cost of Revenue includes an unfavorable adjustments $0.2M in Q3 '15 and a favorable adjustment of $0.3M in Q3 '16.

EarthLink®

20

Q3 2016 Operating & Financial Results Adjusted EBITDA, Adjusted EBITDA Margin and Unlevered Free Cash Flow are Non-GAAP measures. See appendix for additional information on non-GAAP measures. Fully Diluted Weighted Average Shares Gross margin rate at ~53% is near recent high SG&A Expenses 13% lower than Q3 ’15, ~30% of the improvement due to ITS sale SG&A Expense includes $0.7M benefit from settlement EBITDA margin ~22%, near recent high Net Income reflects lower amortization and interest expense Includes gain on sale of businesses of $3.4M Includes loss on debt redemption of $4.4M We produced $30M in Unlevered Free Cash Flow in the quarter $ Millions Q3 2015 Q2 2016 Q3 2016 Var to Q2 2016 Total Revenue $270.9 $240.4 $235.1 $(5.3) Cost Revenue 122.4 110.9 109.5 (1.4) Total Gross Margin $148.5 $129.5 $125.6 $(3.9) Gross Margin % 54.8% 53.9% 53.4% -0.5% Selling, G&A Expenses 90.8 76.9 79.1 2.2 Adjusted EBITDA(1) $61.4 $56.6 $50.5 $(6.2) Adjusted EBITDA Margin %(1) 22.7% 23.5% 21.5% -2.0% Net Income/(Loss) $(10.5) $4.1 $0.2 $(3.9) Shares Outstanding(2) 104 108 109 1 Earnings Per Share $(0.10) $0.04 $- $(0.04) Capital Expenditures 22.0 16.6 20.4 3.7 Unlevered Free Cash Flow(1) 39.4 39.9 30.2 (9.8) 21

Q3 2016 Balance Sheet and Cash Flow

Balance Sheet Highlights

$ Millions	Q3 2015	Q2 2016	Q3 2016
EarthLink Cash	$88	$77	$59
8 7/8% Senior Notes due 2019 *(Callable at 102.2 Next call in May at par.)*	$174	$167	$77
7 3/5% Senior Secured Notes due 2020 *(Callable at 105.5 Next call in June at 103.7.)*	300	300	300
$175 M Credit Facility – (L +325)	*40*	-	*59*
Total Debt(1)	514	467	436
Net Debt	$426	$390	$377
TM Adjusted EBITDA(2)	*$241*	*$234*	*$223*
Total Debt/Adj. EBITDA(2)	2.1x	2.0x	2.0x
Net Debt/Adj. EBITDA(2)	1.8x	1.7x	1.7x
Annual Run Rate Interest on Debt	$39	$37	$31
TTM Adjusted EBITDA(2) / Annual Int. on Debt	6.2x	6.3x	7.2x

(1) Excludes capital leases.
(2) Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures.

Cash Flow Summary

$ Millions	Q3 2016
Beginning Cash	$77
Adjusted EBITDA(2)	51
Capital Expenditures	(20)
Integration & Restructuring	(5)
Interest Payments	(2)
Note Redemption/New Credit Facility	(34)
Dividends	(6)
Acquisition of Boston Retail Partners	(10)
Other/Changes in Net Working Capital	8
Ending Cash	$59

We continued de-levering in Q3 2016.

Since the beginning of 2015, we have materially strengthened the balance sheet

Including recent note redemption:

- Gross debt $78M lower than Q3 '15
- Net debt $49M lower than Q3 '15
- Annual Interest expense down $8M since Q3 '15 and $18M since Q4 '14

Net debt/Adj. EBITDA(2) ratio of 1.7x

EarthLink

22

2016 Full Year Guidance Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures Guidance as of Feb 2016 Guidance as of May 2016 Guidance as of Aug 2016 Guidance as of Nov 2016 $ Millions Low High Low High Low High Low High Revenue $950 $975 $950 $975 $950 $970 $950 $970 Adjusted EBITDA(1) $205 $220 $205 $220 $210 $220 $210 $220 Capital Expenditures $85 $105 $85 $105 $85 $95 $80 $90 Net Income/(Loss) $(7) $1 $(1) $5 $3 $9 $6 $11 23

Windstream Appendix 24

Quarterly Supplemental Information

	2016				2015				
ADJUSTED RESULTS OF OPERATIONS:	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Revenues and sales:									
Total service revenues	$ 3,990.8	$ 1,318.9	$ 1,331.3	$ 1,340.6	$ 5,467.4	$ 1,360.0	$ 1,419.8	$ 1,344.5	$ 1,343.1
Product sales	87.1	26.0	28.3	32.8	166.7	38.6	47.4	43.9	36.8
Total revenues and sales	4,077.9	1,344.9	1,359.6	1,373.4	5,634.1	1,398.6	1,467.2	1,388.4	1,379.9
Costs and expenses:									
Cost of services	2,003.2	673.7	663.1	666.4	2,675.1	666.2	683.8	668.3	656.8
Cost of products sold	74.6	21.5	24.2	28.9	145.2	33.4	41.4	38.5	31.9
Selling, general and administrative	567.9	185.0	190.1	192.8	809.5	195.8	201.5	202.3	209.9
Costs and expenses excluding pension and share-based compensation expense	2,645.7	880.2	877.4	888.1	3,629.8	895.4	926.7	909.1	898.6
Adjusted OIBDAR (B)	1,432.2	464.7	482.2	485.3	2,004.3	503.2	540.5	479.3	481.3
Master lease rent payment	490.2	163.3	163.4	163.5	650.0	162.5	162.5	162.5	162.5
Adjusted OIBDA (C)	$ 942.0	$ 301.4	$ 318.8	$ 321.8	$ 1,354.3	$ 340.7	$ 378.0	$ 316.8	$ 318.8
Margins (D):									
Adjusted OIBDAR margin	35.1%	34.6%	35.5%	35.3%	35.6%	36.0%	36.8%	34.5%	34.9%
Adjusted OIBDA margin	23.1%	22.4%	23.4%	23.4%	24.0%	24.4%	25.8%	22.8%	23.1%
CAPITAL EXPENDITURES:									
Capital expenditures under GAAP	$ 753.4	$ 243.1	$ 246.5	$ 263.8	$ 1,055.3	$ 310.9	$ 300.1	$ 255.0	$ 189.3
Project Excel capital expenditures	(120.5)	(49.9)	(36.9)	(33.7)	(47.2)	(41.2)	(6.0)	-	-
Capital expenditures funded by CS&L	-	-	-	-	(43.1)	(43.1)	-	-	-
Adjusted capital expenditures (E)	$ 632.9	$ 193.2	$ 209.6	$ 230.1	$ 965.0	$ 226.6	$ 294.1	$ 255.0	$ 189.3

(A) Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations.
(B) Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(C) Adjusted OIBDA is operating income before depreciation and amortization, excluding merger and integration costs related to strategic transactions, restructuring charges, pension costs and share-based compensation expense as shown on page 7.
(D) Margins are calculated by dividing the respective profitability measures by total revenues and sales.
(E) Adjusted capital expenditures exclude the impacts of capital expenditures funded by CS&L and expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

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25

Quarterly Supplemental Information

REVENUE SUPPLEMENT (A)	2016 Total	2016 3rd Qtr.	2016 2nd Qtr.	2016 1st Qtr.	2015 Total	2015 4th Qtr.	2015 3rd Qtr.	2015 2nd Qtr.	2015 1st Qtr.
Service revenues:									
High-speed Internet bundles	$ 785.8	$ 263.2	$ 261.5	$ 261.1	$ 1,032.8	$ 258.4	$ 259.9	$ 258.7	$ 255.8
Voice only	113.9	37.0	37.9	39.0	169.3	40.4	41.8	42.9	44.2
Video and miscellaneous	34.4	11.4	11.4	11.6	49.0	12.3	12.3	12.2	12.2
Total consumer	934.1	311.6	310.8	311.7	1,251.1	311.1	314.0	313.8	312.2
Small business - ILEC	253.0	83.7	84.2	85.1	351.5	86.1	87.2	88.7	89.5
Consumer and small business - ILEC	1,187.1	395.3	395.0	396.8	1,602.6	397.2	401.2	402.5	401.7
Core wholesale (B)	386.9	126.5	129.6	130.8	543.4	136.7	132.9	135.4	138.4
Resale (C)	56.9	18.3	18.9	19.7	80.5	19.9	20.5	20.4	19.7
Total core wholesale and resale	443.8	144.8	148.5	150.5	623.9	156.6	153.4	155.8	158.1
Wireless TDM	34.5	10.4	11.4	12.7	64.0	14.1	15.3	16.4	18.2
Wholesale	478.3	155.2	159.9	163.2	687.9	170.7	168.7	172.2	176.3
Voice and long distance	434.5	141.3	145.1	148.1	604.7	151.2	151.6	149.9	152.0
Data and integrated services (D)	963.9	326.6	320.0	317.3	1,238.8	319.5	317.5	303.1	298.7
Miscellaneous	79.3	27.1	26.2	26.0	103.6	26.8	26.6	25.2	25.0
Enterprise	1,477.7	495.0	491.3	491.4	1,947.1	497.5	495.7	478.2	475.7
Small business - CLEC	372.7	118.7	125.3	128.7	559.0	131.5	139.0	141.9	146.6
Switched access	81.4	24.1	28.4	28.9	133.5	30.1	30.7	37.0	35.7
CAF Phase II funding and frozen federal USF	146.0	49.0	48.5	48.5	197.5	49.6	97.8	25.0	25.1
State USF and ARM support	93.4	31.0	31.2	31.2	144.2	33.7	35.4	37.5	37.6
Pass through taxes and surcharges	134.2	44.1	44.9	45.2	171.1	42.5	44.0	43.2	41.4
Miscellaneous	20.0	6.5	6.8	6.7	24.5	7.2	7.3	7.0	3.0
Regulatory and other	475.0	154.7	159.8	160.5	670.8	163.1	215.2	149.7	142.8
Total service revenues	3,990.8	1,318.9	1,331.3	1,340.6	5,467.4	1,360.0	1,419.8	1,344.5	1,343.1
Product sales:									
Enterprise	55.9	16.2	18.0	21.7	120.1	29.4	31.4	31.7	27.6
Consumer	0.9	0.3	0.2	0.4	2.9	0.6	0.6	0.6	1.1
Other	30.3	9.5	10.1	10.7	43.7	8.6	15.4	11.6	8.1
Total product sales	87.1	26.0	28.3	32.8	166.7	38.6	47.4	43.9	36.8
Total revenues and sales	$ 4,077.9	$ 1,344.9	$ 1,359.6	$ 1,373.4	$ 5,634.1	$ 1,398.6	$ 1,467.2	$ 1,388.4	$ 1,379.9

(A) Revenue amounts presented above exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations.
(B) Core wholesale revenues primarily include revenues from providing special access circuits, fiber connections, data transport and wireless backhaul services.
(C) Revenues represent voice and data services sold to other communications services providers on a resale basis.
(D) Data and integrated service revenues primarily include voice and broadband services delivered over a single Internet connection as well as multi-site networking services.

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26

Quarterly Supplemental Information

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Consumer and Small Business - ILEC									
Revenues and sales:									
Service revenues	$ 934.1	$ 311.6	$ 310.8	$ 311.7	$ 1,251.1	$ 311.1	$ 314.0	$ 313.8	$ 312.2
Product sales	0.9	0.3	0.2	0.4	2.9	0.6	0.6	0.6	1.1
Total consumer	935.0	311.9	311.0	312.1	1,254.0	311.7	314.6	314.4	313.3
Small business - ILEC	253.0	83.7	84.2	85.1	351.5	86.1	87.2	88.7	89.5
Total revenues and sales	1,188.0	395.6	395.2	397.2	1,605.5	397.8	401.8	403.1	402.8
Costs and expenses	522.4	183.5	169.8	169.1	671.0	168.0	178.0	161.8	163.2
Consumer and Small Business - ILEC contribution margin	$ 665.6	$ 212.1	$ 225.4	$ 228.1	$ 934.5	$ 229.8	$ 223.8	$ 241.3	$ 239.6
Consumer and Small Business - ILEC contribution margin %	56.0%	53.6%	57.0%	57.4%	58.2%	57.8%	55.7%	59.9%	59.5%
Wholesale (B)									
Service revenues	$ 478.3	$ 155.2	$ 159.9	$ 163.2	$ 687.9	$ 170.7	$ 168.7	$ 172.2	$ 176.3
Costs and expenses	135.0	44.3	45.2	45.5	185.6	46.4	44.8	48.3	46.1
Wholesale contribution margin	$ 343.3	$ 110.9	$ 114.7	$ 117.7	$ 502.3	$ 124.3	$ 123.9	$ 123.9	$ 130.2
Wholesale contribution margin %	71.8%	71.5%	71.7%	72.1%	73.0%	72.8%	73.4%	72.0%	73.9%
Enterprise									
Revenues and sales:									
Service revenues	$ 1,477.7	$ 495.0	$ 491.3	$ 491.4	$ 1,947.1	$ 497.5	$ 495.7	$ 478.2	$ 475.7
Product sales	55.9	16.2	18.0	21.7	120.1	29.4	31.4	31.7	27.6
Total revenues and sales	1,533.6	511.2	509.3	513.1	2,067.2	526.9	527.1	509.9	503.3
Costs and expenses	1,300.2	428.1	429.5	442.6	1,826.6	449.1	463.8	462.3	451.4
Enterprise contribution margin	$ 233.4	$ 83.1	$ 79.8	$ 70.5	$ 240.6	$ 77.8	$ 63.3	$ 47.6	$ 51.9
Enterprise contribution margin %	15.2%	16.3%	15.7%	13.7%	11.6%	14.8%	12.0%	9.3%	10.3%
Small business - CLEC									
Service revenues	$ 372.7	$ 118.7	$ 125.3	$ 128.7	$ 559.0	$ 131.5	$ 139.0	$ 141.9	$ 146.6
Costs and expenses	252.9	81.4	84.1	87.4	378.2	90.2	92.7	97.3	98.0
Small Business - CLEC contribution margin	$ 119.8	$ 37.3	$ 41.2	$ 41.3	$ 180.8	$ 41.3	$ 46.3	$ 44.6	$ 48.6
Small Business - CLEC contribution margin %	32.1%	31.4%	32.9%	32.1%	32.3%	31.4%	33.3%	31.4%	33.2%
Total segment revenues and expenses									
Revenues and sales:									
Service revenues	$ 3,515.8	$ 1,164.2	$ 1,171.5	$ 1,180.1	$ 4,796.6	$ 1,196.9	$ 1,204.6	$ 1,194.8	$ 1,200.3
Product sales	56.8	16.5	18.2	22.1	123.0	30.0	32.0	32.3	28.7
Total segment revenues and sales	3,572.6	1,180.7	1,189.7	1,202.2	4,919.6	1,226.9	1,236.6	1,227.1	1,229.0
Total segment costs and expenses	2,210.5	737.3	728.6	744.6	3,061.4	753.7	779.3	769.7	758.7
Segment contribution margin	$ 1,362.1	$ 443.4	$ 461.1	$ 457.6	$ 1,858.2	$ 473.2	$ 457.3	$ 457.4	$ 470.3
Segment contribution margin %	38.1%	37.6%	38.8%	38.1%	37.8%	38.6%	37.0%	37.3%	38.3%

(A) Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations, merger and integration costs related to strategic transactions, restructuring charges, pension costs, and share-based compensation expense as shown on page 7.

(B) During the third quarter of 2016, we changed the name of our Carrier segment to Wholesale to better reflect our customer base and the products and services we are selling in the marketplace.

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Quarterly Supplemental Information

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Consolidated revenues and expenses									
Revenues and sales:									
Segment revenues and sales									
Service revenues	$ 3,515.8	$ 1,164.2	$ 1,171.5	$ 1,180.1	$ 4,796.6	$ 1,196.9	$ 1,204.6	$ 1,194.8	$ 1,200.3
Product sales	56.8	16.5	18.2	22.1	123.0	30.0	32.0	32.3	28.7
Segment revenues and sales	3,572.6	1,180.7	1,189.7	1,202.2	4,919.6	1,226.9	1,236.6	1,227.1	1,229.0
Regulatory and other revenues and sales (C)									
Service revenues	475.0	154.7	159.8	160.5	670.8	163.1	215.2	149.7	142.8
Product sales	30.3	9.5	10.1	10.7	43.7	8.6	15.4	11.6	8.1
Regulatory and other revenues and sales	505.3	164.2	169.9	171.2	714.5	171.7	230.6	161.3	150.9
Consolidated revenues and sales									
Service revenues	3,990.8	1,318.9	1,331.3	1,340.6	5,467.4	1,360.0	1,419.8	1,344.5	1,343.1
Product sales	87.1	26.0	28.3	32.8	166.7	38.6	47.4	43.9	36.8
Consolidated revenues and sales	$ 4,077.9	$ 1,344.9	$ 1,359.6	$ 1,373.4	$ 5,634.1	$ 1,398.6	$ 1,467.2	$ 1,388.4	$ 1,379.9
Consolidated costs and expenses									
Segment costs and expenses	$ 2,210.5	$ 737.3	$ 728.6	$ 744.6	$ 3,061.4	$ 753.7	$ 779.3	$ 769.7	$ 758.7
Regulatory and other expenses (D)	278.2	91.8	96.0	90.4	360.3	92.3	89.8	86.2	92.0
Shared expenses (E)	157.0	51.1	52.8	53.1	208.1	49.4	57.6	53.2	47.9
Consolidated costs and expenses	$ 2,645.7	$ 880.2	$ 877.4	$ 888.1	$ 3,629.8	$ 895.4	$ 926.7	$ 909.1	$ 898.6
Consolidated									
Adjusted OIBDAR	$ 1,432.2	$ 464.7	$ 482.2	$ 485.3	$ 2,004.3	$ 503.2	$ 540.5	$ 479.3	$ 481.3
Adjusted OIBDAR margin	35.1%	34.6%	35.5%	35.3%	35.6%	36.0%	36.8%	34.5%	34.9%

(A) Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations, merger and integration costs related to strategic transactions, restructuring charges, pension costs, and share-based compensation expense as shown on page 7.

(B) During the third quarter of 2016, we changed the name of our Carrier segment to Wholesale to better reflect our customer base and the products and services we are selling in the marketplace.

(C) These revenues are not allocated to the business segments and include revenue from federal and state universal service funds, CAF Phase II support, funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs. These revenues also include product sales to contractors and consumer revenues generated in markets where we lease the connection to the customer premise.

(D) These expenses are not allocated to the business segments and primarily consist of various regulatory fees, cost of products sold to contractors, and interconnection costs in consumer markets where we lease the connection to the customer premise.

(E) Shared expenses are not allocated to the segments and primarily consist of accounting and finance, information technology, engineering, network management, legal, human resources, and investor relations, that are centrally managed and are not monitored by management at a segment level.

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Quarterly Supplemental Information

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
KEY OPERATING METRICS:									
Consumer									
Households served	1,378.5	1,378.5	1,403.8	1,430.7	1,445.8	1,445.8	1,471.0	1,494.2	1,516.5
YOY change in households served	-6.3%	-6.3%	-6.1%	-5.7%	-5.4%	-5.4%	-5.2%	-5.2%	-5.6%
Average revenue per household served per month	$ 73.91	$ 74.66	$ 73.10	$ 72.24	$ 70.36	$ 71.11	$ 70.60	$ 69.49	$ 68.35
High-speed Internet customers	1,063.0	1,063.0	1,075.8	1,092.0	1,095.1	1,095.1	1,109.6	1,120.8	1,132.4
Digital television customers	329.3	329.3	342.0	350.1	359.3	359.3	366.0	372.5	378.8
YOY change in high-speed Internet	-4.2%	-4.2%	-4.0%	-3.6%	-3.2%	-3.2%	-2.8%	-2.9%	-3.2%
YOY change in digital television customers	-10.0%	-10.0%	-8.2%	-7.6%	-6.7%	-6.7%	-6.1%	-5.5%	-5.0%
Small business - ILEC									
Small business - ILEC customers (A)	138.5	138.5	141.0	144.3	146.8	146.8	148.6	151.6	155.9
YOY change in small business - ILEC customers	-6.8%	-6.8%	-7.0%	-7.4%	-8.4%	-8.4%	-9.6%	-10.0%	-9.6%
Average revenue per small business - ILEC customer per month	$ 198.99	$ 199.64	$ 196.75	$ 194.89	$ 194.34	$ 194.31	$ 193.65	$ 192.30	$ 188.76
Enterprise									
Enterprise customers (B)	26.6	26.6	26.8	26.4	26.3	26.3	26.2	26.0	26.2
YOY change in enterprise customers	1.5%	1.5%	3.1%	0.8%	-	-	-0.4%	-0.8%	0.4%
Average revenue per enterprise customer per month	$ 6,172.51	$ 6,179.78	$ 6,156.64	$ 6,216.32	$ 6,198.98	$ 6,317.46	$ 6,330.78	$ 6,107.28	$ 6,040.63
Small business - CLEC									
Small business - CLEC customers (C)	76.7	76.7	81.2	86.4	91.2	91.2	95.2	99.3	107.3
YOY change in small business - CLEC customers	-19.4%	-19.4%	-18.2%	-19.5%	-15.2%	-15.2%	-14.5%	-14.0%	-10.4%
Average revenue per small business - CLEC customer per month	$ 508.53	$ 501.16	$ 498.41	$ 483.11	$ 474.13	$ 470.31	$ 476.44	$ 457.89	$ 455.00
Revenues Used in Average Revenue Per Month									
Computations Above (per page 3):									
Consumer revenue	$ 934.1	$ 311.6	$ 310.8	$ 311.7	$ 1,251.1	$ 311.1	$ 314.0	$ 313.8	$ 312.2
Small business - ILEC revenue	$ 253.0	$ 83.7	$ 84.2	$ 85.1	$ 351.5	$ 86.1	$ 87.2	$ 88.7	$ 89.5
Enterprise revenue	$ 1,477.7	$ 495.0	$ 491.3	$ 491.4	$ 1,947.1	$ 497.5	$ 495.7	$ 478.2	$ 475.7
Small business - CLEC revenue	$ 372.7	$ 118.7	$ 125.3	$ 128.7	$ 559.0	$ 131.5	$ 139.0	$ 141.9	$ 146.6

(A) Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the incumbent local exchange carrier ("ILEC") and provide services over network facilities operated by us.
(B) Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C) Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the competitive local exchange carrier ("CLEC") and provide services over network facilities primarily leased from other carriers.

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29

Quarterly Supplemental Information

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
ADJUSTED FREE CASH FLOW:									
Operating income under GAAP	$ 441.7	$ 129.4	$ 154.6	$ 157.7	$ 509.4	$ 131.7	$ 178.5	$ 79.3	$ 119.9
Depreciation and amortization	934.0	321.0	308.2	304.8	1,366.5	333.5	350.5	341.8	340.7
OIBDA	1,375.7	450.4	462.8	462.5	1,875.9	465.2	529.0	421.1	460.6
Adjustments:									
Merger and integration costs	10.5	2.9	2.6	5.0	95.0	20.5	3.1	57.3	14.1
Pension expense (income)	1.4	(0.3)	2.0	(0.3)	1.2	9.6	(1.9)	(4.7)	(1.8)
Restructuring charges	12.8	2.5	5.9	4.4	20.7	5.0	5.3	3.4	7.0
Share-based compensation expense	31.8	9.2	8.9	13.7	55.3	12.4	14.6	13.5	14.8
Master lease rent payment	(490.2)	(163.3)	(163.4)	(163.5)	(446.0)	(162.5)	(162.5)	(121.0)	-
Adjusted capital expenditures (A)	(632.9)	(193.2)	(209.6)	(230.1)	(965.0)	(226.6)	(294.1)	(255.0)	(189.3)
Cash paid for interest on long-term debt obligations	(252.3)	(58.0)	(138.8)	(55.5)	(487.8)	(160.3)	(46.5)	(206.3)	(74.7)
Cash (paid) refunded for income taxes	(8.2)	(0.3)	(1.4)	(6.5)	(1.1)	(0.3)	(2.3)	0.3	1.2
Cash dividends received on CS&L common stock	35.2	-	17.6	17.6	30.6	17.6	13.0	-	-
Adjusted free cash flow	$ 83.8	$ 49.9	$ (13.4)	$ 47.3	$ 178.8	$ (19.4)	$ 57.7	$ (91.4)	$ 231.9
Dividends paid	$ 44.1	$ 14.6	$ 14.6	$ 14.9	$ 369.2	$ 15.1	$ 11.5	$ 191.1	$ 151.5
Weighted average common shares	93.6								
Common stock outstanding	96.1								

DEBT LEVERAGE RATIO:	As of 9/30/2016
Long-term debt, including current maturities	$ 4,866.1
Capital lease obligations	35.1
Total long-term debt and capital lease obligations	4,901.2
Cash and cash equivalents	61.4
Net debt	$ 4,839.8

	Twelve Months Ended 9/30/2016
Adjusted OIBDA (per page 2)	$ 1,282.7
Net leverage ratio (B)	3.77

(A) Adjusted capital expenditures exclude the impacts of capital expenditures funded by CS&L and expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.
(B) The net leverage ratio is computed by dividing net debt by adjusted OIBDA.

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30

Windstream Non-GAAP Reconciliations

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Reconciliation of Revenues and Sales under GAAP to									
Adjusted Revenues and Sales:									
Service revenues under GAAP	$ 3,990.8	$ 1,318.9	$ 1,331.3	$ 1,340.6	$ 5,598.6	$ 1,388.4	$ 1,451.2	$ 1,377.2	$ 1,381.8
Adjustments:									
Data center revenues	-	-	-	-	(119.4)	(28.4)	(31.4)	(30.4)	(29.2)
Consumer CLEC revenues	-	-	-	-	(10.2)	-	-	(2.3)	(7.9)
Directory publishing revenues	-	-	-	-	(1.6)	-	-	-	(1.6)
Adjusted service revenues	3,990.8	1,318.9	1,331.3	1,340.6	5,467.4	1,360.0	1,419.8	1,344.5	1,343.1
Product sales under GAAP	87.1	26.0	28.3	32.8	166.7	38.6	47.4	43.9	36.8
Adjusted revenues and sales:	$ 4,077.9	$ 1,344.9	$ 1,359.6	$ 1,373.4	$ 5,634.1	$ 1,398.6	$ 1,467.2	$ 1,388.4	$ 1,379.9
Reconciliation of Net (Loss) Income under GAAP to Adjusted OIBDA:									
Net (loss) income	$ (296.6)	$ (66.2)	$ 1.5	$ (231.9)	$ 27.4	$ 140.5	$ (7.2)	$ (111.2)	$ 5.3
Adjustments:									
Dividend income on CS&L common stock	(17.6)	-	-	(17.6)	(48.4)	(17.8)	(17.6)	(13.0)	-
Other expense (income), net	2.5	(0.6)	1.9	1.2	(9.1)	(1.2)	0.2	(9.3)	1.2
Gain on sale of data center business	-	-	-	-	(326.1)	(326.1)	-	-	-
Net (gain) loss on disposal of investment in CS&L common stock	(15.2)	2.1	(17.3)	-	-	-	-	-	-
Net loss (gain) on early extinguishment of debt	18.0	20.1	(37.5)	35.4	36.4	0.6	(7.6)	43.4	-
Other-than-temporary impairment loss on investment in CS&L common stock	181.9	-	-	181.9	-	-	-	-	-
Interest expense	653.5	216.4	217.4	219.7	813.2	224.4	230.2	217.5	141.1
Income tax (benefit) expense	(84.8)	(42.4)	(11.4)	(31.0)	16.0	111.3	(19.5)	(48.1)	(27.7)
Operating income under GAAP	441.7	129.4	154.6	157.7	509.4	131.7	178.5	79.3	119.9
Depreciation and amortization	934.0	321.0	308.2	304.8	1,366.5	333.5	350.5	341.8	340.7
Adjustments:									
Data center business operating (income) loss	-	-	-	-	(2.6)	(7.3)	1.1	2.1	1.5
Consumer CLEC business operating income	-	-	-	-	(3.3)	-	-	(0.8)	(2.5)
Directory publishing operating income	-	-	-	-	(0.8)	-	-	-	(0.8)
Depreciation and amortization - disposed businesses	-	-	-	-	(36.2)	(2.0)	(10.5)	(12.4)	(11.3)
Merger and integration costs	10.5	2.9	2.6	5.0	95.0	20.5	3.1	57.3	14.1
Pension expense (income)	1.4	(0.3)	2.0	(0.3)	1.2	9.6	(1.9)	(4.7)	(1.8)
Restructuring charges	12.8	2.5	5.9	4.4	20.7	5.0	5.3	3.4	7.0
Share-based compensation expense	31.8	9.2	8.9	13.7	54.4	12.2	14.4	13.3	14.5
Adjusted OIBDAR (B)	1,432.2	464.7	482.2	485.3	2,004.3	503.2	540.5	479.3	481.3
Master lease rent payment	(490.2)	(163.3)	(163.4)	(163.5)	(650.0)	(162.5)	(162.5)	(162.5)	(162.5)
Adjusted OIBDA (C)	$ 942.0	$ 301.4	$ 318.8	$ 321.8	$ 1,354.3	$ 340.7	$ 378.0	$ 316.8	$ 318.8

(A) Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations.

(B) Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.

(C) Adjusted OIBDA is operating income before depreciation and amortization, excluding merger and integration costs related to strategic transactions, restructuring charges, pension costs and share-based compensation expense as shown on page 7.

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Windstream Non-GAAP Reconciliations

	2016				2015				
	Total	3rd Qtr.	2nd Qtr.	1st Qtr.	Total	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Reconciliation of Adjusted OIBDA to Net Cash Provided from Operating Activities:									
Adjusted OIBDA	$ 942.0	$ 301.4	$ 318.8	$ 321.8	$ 1,354.3	$ 340.7	$ 378.0	$ 316.8	$ 318.8
Adjustments:									
Master lease rent payment	490.2	163.3	163.4	163.5	650.0	162.5	162.5	162.5	162.5
Cash dividends received on CS&L common stock	35.2	-	17.6	17.6	30.6	17.6	13.0	-	-
Pretax operating results of disposed businesses	-	-	-	-	43.8	9.5	9.6	11.3	13.4
Merger and integration costs	(10.5)	(2.9)	(2.6)	(5.0)	(95.0)	(20.5)	(3.1)	(57.3)	(14.1)
Restructuring charges	(12.8)	(2.5)	(5.9)	(4.4)	(20.7)	(5.0)	(5.3)	(3.4)	(7.0)
Other (expense) income, net	(2.5)	0.6	(1.9)	(1.2)	9.1	1.2	(0.2)	9.3	(1.2)
Net (loss) gain on early extinguishment of debt	(18.0)	(20.1)	37.5	(35.4)	(36.4)	(0.6)	7.6	(43.4)	-
Interest expense	(653.5)	(216.4)	(217.4)	(219.7)	(813.2)	(224.4)	(230.2)	(217.5)	(141.1)
Income tax benefit, net of deferred income taxes	4.8	2.7	(1.4)	3.5	(32.3)	(24.3)	(0.4)	(1.5)	(6.1)
Provision for doubtful accounts	33.1	12.6	10.8	9.7	47.1	10.0	13.6	13.2	10.3
Noncash portion of net (loss) gain on early extinguishment of debt	(51.9)	(6.8)	(37.7)	(7.4)	1.0	1.1	2.8	(2.9)	-
Amortization of unrealized losses on de-designated interest rate swaps	3.1	0.9	1.0	1.2	11.6	1.6	2.9	3.7	3.4
Plan curtailment	(5.5)	-	-	(5.5)	(18.0)	(1.5)	(3.0)	(13.5)	-
Other noncash adjustments, net	(17.9)	6.7	(9.6)	(15.0)	5.7	7.6	(14.1)	3.5	8.7
Changes in operating assets and liabilities, net	(113.7)	(41.9)	24.7	(96.5)	(111.0)	(5.2)	42.6	(44.6)	(103.8)
Net Cash Provided from Operating Activities	$ 622.1	$ 197.6	$ 297.3	$ 127.2	$ 1,026.6	$ 270.3	$ 376.3	$ 136.2	$ 243.8
Reconciliation of Adjusted Free Cash Flow to Net Cash Provided from Operating Activities:									
Adjusted Free Cash Flow	$ 83.8	$ 49.9	$ (13.4)	$ 47.3	$ 178.8	$ (19.4)	$ 57.7	$ (91.4)	$ 231.9
Adjustments:									
Cash paid (refunded) for income taxes	8.2	0.3	1.4	6.5	1.1	0.3	2.3	(0.3)	(1.2)
Cash paid for interest on long-term debt obligations	252.3	58.0	138.8	55.5	487.8	160.3	46.5	206.3	74.7
Capital expenditures	753.4	243.1	246.5	263.8	1,055.3	310.9	300.1	255.0	189.3
Project Excel capital expenditures	(120.5)	(49.9)	(36.9)	(33.7)	(47.2)	(41.2)	(6.0)	-	-
Capital expenditures funded by CS&L	-	-	-	-	(43.1)	(43.1)	-	-	-
Master lease rent payment	490.2	163.3	163.4	163.5	446.0	162.5	162.5	121.0	-
Merger and integration costs	(10.5)	(2.9)	(2.6)	(5.0)	(95.0)	(20.5)	(3.1)	(57.3)	(14.1)
Restructuring charges	(12.8)	(2.5)	(5.9)	(4.4)	(20.7)	(5.0)	(5.3)	(3.4)	(7.0)
Other (expense) income, net	(2.5)	0.6	(1.9)	(1.2)	9.1	1.2	(0.2)	9.3	(1.2)
Net (loss) gain on early extinguishment of debt	(18.0)	(20.1)	37.5	(35.4)	(36.4)	(0.6)	7.6	(43.4)	-
Interest expense	(653.5)	(216.4)	(217.4)	(219.7)	(813.2)	(224.4)	(230.2)	(217.5)	(141.1)
Income tax benefit, net of deferred income taxes	4.8	2.7	(1.4)	3.5	(32.3)	(24.3)	(0.4)	(1.5)	(6.1)
Provision for doubtful accounts	33.1	12.6	10.8	9.7	47.1	10.0	13.6	13.2	10.3
Noncash portion of net (loss) gain on early extinguishment of debt	(51.9)	(6.8)	(37.7)	(7.4)	1.0	1.1	2.8	(2.9)	-
Amortization of unrealized losses on de-designated interest rate swaps	3.1	0.9	1.0	1.2	11.6	1.6	2.9	3.7	3.4
Plan curtailment	(5.5)	-	-	(5.5)	(18.0)	(1.5)	(3.0)	(13.5)	-
Other noncash adjustments, net	(17.9)	6.7	(9.6)	(15.0)	5.7	7.6	(14.1)	3.5	8.7
Changes in operating assets and liabilities, net	(113.7)	(41.9)	24.7	(96.5)	(111.0)	(5.2)	42.6	(44.6)	(103.8)
Net Cash Provided from Operating Activities	$ 622.1	$ 197.6	$ 297.3	$ 127.2	$ 1,026.6	$ 270.3	$ 376.3	$ 136.2	$ 243.8

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EarthLink Appendix 33

Trading Exchange Ratio Since February 25, 2016 34 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 0.900x 1.000x 0.800x 0.700x 0.600x 0.500x Exchange Ratio 0.818x Exchange Ratio Exchange Ratio 0.818x% prem. / (disc.) to 11/03/16 Exchange Ratio 0.799x 2% 10-day Trading Average 0.743x 10% 20-day Trading Average 0.733x 12% 1-Month Average 0.721x 13% 3-Month Average 0.711x 15% 6-Month Average 0.720x 14% Average Since 02/25/16 0.722x 13% High Since 02/25/16 0.829x (1%) Low Since 02/25/16 0.594x 38% Date of Windstream’s 4Q 2015 earnings and initial 2016 annual guidance Trading activity through November 3, 2016, the last non-affected trading day.

Non-GAAP Information 35 EarthLink Non-GAAP Measures Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted EBITDA Margin are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. Management believes that these non-GAAP financial performance measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude the effect of non-operational items, such as restructuring, acquisition and integration-related costs, gain on sale of business and loss on extinguishment of debt and non-cash items, such as depreciation and amortization and stock-based compensation expense. Management believes that excluding the effects of certain non-operational and non-cash items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. Management also believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted EBITDA Margin are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted EBITDA Margin should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of businesses and loss on extinguishment of debt. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue. Management uses Adjusted EBITDA to evaluate the performance of our business and for strategic planning and forecasting. Adjusted EBITDA is also used in incentive compensation arrangements and is a factor in calculating debt covenants. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of businesses and loss on extinguishment of debt, less cash used for purchases of property and equipment. Unlevered Free Cash Flow is used by management to evaluate the performance of our business and to assess our ability to fund capital expenditures, make strategic acquisitions, service and repay debt and pay dividends.

2016 Guidance Non-GAAP Reconciliation 36 Year Ending December 31, 2016 Net Income $6 – $11 Interest expense and other, net 35 – 36 Income tax provision (benefit) 1 – 2 Depreciation and amortization 135 – 136 Stock-based compensation expense 16 Restructuring, acquisition and integration-related costs 5 – 6 Gain on sale businesses (3) Loss on extinguishment of debt 15 – 16 Adjusted EBIDTA $210 – $220 EARTHLINK HOLDINGS CORP. Reconciliation of Net Income to Adjusted EBITDA (in millions)

Historical Non-GAAP Reconciliations 37 Three Months Ended September 30, 2015 June 30, 2016 September 30, 2016 Net Income (loss) $ (10,523) $ 4,115 $ 230 Interest expense and other, net 11,731 10,824 9,877 Income tax provision 2,060 483 45 Depreciation and amortization 46,502 33,571 32,569 Stock-based compensation expense 3,635 4,075 3,995 Restructuring, acquisition and integration-related costs 5,486 3,279 2,844 Gain on sale of businesses - - (3,401) Loss on extinguishment of debt 2,482 226 4,365 Adjusted EBITDA $ 61,373 $ 56,573 $ 50,524 Total Revenue $ 270,904 $ 240,357 $ 235,125 Adjusted EBITDA Margin 22.7% 23.5% 21.5% EARTHLINK HOLDINGS CORP. Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

Historical Non-GAAP Reconciliations 38 Three Months Ended September 30, 2015 June 30, 2016 September 30, 2016 Net Income (loss) $ (10,523) $ 4,115 $ 230 Interest expense and other, net 11,731 10,824 9,877 Income tax provision 2,060 483 45 Depreciation and amortization 46,502 33,571 32,569 Stock-based compensation expense 3,635 4,075 3,995 Restructuring, acquisition and integration-related costs 5,486 3,279 2,844 Gain on sale of businesses - - (3,401) Loss on extinguishment of debt 2,482 226 4,365 Purchases of property and equipment (22,011) (16,635) (20,356) Unlevered Free Cash Flow $ 39,362 $ 39,938 $ 30,168 EARTHLINK HOLDINGS CORP. Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (in thousands) Three Months Ended September 30, 2015 June 30, 2016 September 30, 2016 Net cash provided by operating activities $ 73,962 $ 40,308 $ 47,522 Income tax provision 2,060 483 45 Non-cash income taxes (151) (224) (2) Interest expense and other, net 11,731 10,824 9,877 Amortization of debt discount and issuance costs (849) (861) (713) Restructuring, acquisition and integration-related costs 5,486 3,279 2,844 Changes in operating assets and liabilities (30,951) 2,677 (9,001) Purchases of property and equipment (22,011) (16,635) (20,356) Other, net 85 87 (48) Unlevered Free Cash Flow $ 39,362 $ 39,938 $ 30,168 Net cash used in investing activities (22,011) (16,635) (26,288) Net cash used in financing activities (51,690) (7,553) (39,090) EARTHLINK HOLDINGS CORP. Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (in thousands)

Historical Non-GAAP Reconciliations 39 Last Twelve Months Ended September 30, 2016 Net income (loss) $ - Interest expense and other, net 43 Income tax provision 1 Depreciation and amortization 153 Stock-based compensation expense 16 Restructuring, acquisition and integration-related costs 14 Gain on sale of businesses (9) Loss on extinguishment of debt 5 Adjusted OIBDAR and Adjusted OIBDA (1) $ 223 (1) Adjusted OIBDAR and Adjusted OIBDA are defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of businesses and loss on extinguishment of debt. EARTHLINK HOLDINGS CORP. Reconciliation of Net Income (Loss) to Adjusted OIBDAR and Adjusted OIBDA (in millions) Last Twelve Months Ended September 30, 2016 Net income (loss) $ - Interest expense and other, net 43 Income tax provision 1 Depreciation and amortization 153 Stock-based compensation expense 16 Restructuring, acquisition and integration-related costs 14 Gain on sale of business (9) Loss on extinguishment of debt 5 Purchases of property and equipment (83) Cash paid for interest (42) Cash paid for income taxes (1) Adjusted Free Cash Flow (2) $ 97 (2) Adjusted Free Cash Flow is defined as net income (loss) before non-cash interest expense and other, net, non-cash income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, gain on sale of businesses and loss on extinguishment of debt, less cash used for purchases of property and equipment, cash paid for interest and cash paid for income taxes. Last Twelve Months Ended September 30, 2016 Net cash provided by operating activities $ 140 Restructuring, acquisition and integration-related costs 14 Changes in operating assets and liabilities 25 Purchases of property and equipment (83) Other, net 1 Adjusted Free Cash Flow (2) $ 97 Net cash used in investing activities (63) Net cash used in financing activities (106) EARTHLINK HOLDINGS CORP. Reconciliation of Net Income (Loss) to Adjusted Free Cash Flow (in millions) EARTHLINK HOLDINGS CORP. Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (in millions)